Invitae Reports $460.4 Million in Annual Revenue Driven by 1.17 Million in Billable Volume in 2021
— Annual revenue grew by 65 percent and annual billable volume by 77 percent year over year —
— Full-year 2022 revenue growth guidance of 40 percent to approximately $640 million —
— Guiding to expansion of gross margin throughout 2022 and decreasing cash burn charting path to positive cash flows —
— Conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time —

SAN FRANCISCO, February 24, 2022 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the fourth quarter and year ended December 31, 2021.
“2021 was another year of industry leading growth and the addition of almost 1 million patients onto the Invitae platform, providing further evidence that the Invitae vision and one-of-a-kind testing, digital health and data network are ushering in the era of genomic health management,” said Sean George, Ph.D., co-founder and CEO of Invitae. “Looking into 2022, we intend to maintain our focus on driving that shift to a healthcare ecosystem underscored by genomic information and management, while demonstrating operational excellence and charting a clear path towards operating cash flows.”
Full Year and Fourth Quarter 2021 Financial Results
•Generated revenue of $460.4 million in 2021, including $126.1 million in the fourth quarter.
•Reported billable volume of 1.17 million in 2021, including 327,000 in the fourth quarter.
•Total active healthcare provider accounts in 2021 totaled 18,458, more than 50 percent growth since the beginning of 2020.
•Active pharma and commercial partnerships grew to 178, an increase of approximately 170 percent since the beginning of 2020 driving continued revenue growth from Invitae's data and data services platform to pharma, health system and software and services partners.
•Total patient population is more than 2.5 million with over 62 percent available for data sharing.
•Achieved gross profit of $111.8 million in 2021, including $30.0 million in the fourth quarter. Non-GAAP gross profit was $168.4 million in 2021, and $46.0 million in the fourth quarter.
Total operating expense, which excludes cost of revenue, for the full year 2021 was $503.4 million. Operating expense for the fourth quarter of 2021 was $244.6 million. Non-GAAP operating expense was $771.1 million for the full year 2021, and $215.7 million in the fourth quarter.
Net loss for the full year 2021 was $379.0 million, or a $1.80 net loss per share. For the fourth quarter of 2021, Invitae reported a net loss of $205.1 million, or a $0.90 net loss per share. Non-GAAP net loss was $654.3 million, or a $3.10 non-GAAP net loss per share in 2021. For the fourth quarter of 2021, Invitae reported a non-GAAP net loss of $184.7 million, or a $0.81 non-GAAP net loss per share.

At December 31, 2021, cash, cash equivalents, restricted cash and marketable securities totaled $1.06 billion as compared with $1.25 billion as of September 30, 2021. Net increase in cash, cash equivalents, restricted cash, and marketable securities was $695 million in 2021, and a net decrease of $196.7 million for the fourth quarter. Cash burn was $195.6 million in the fourth quarter of 2021. Cash burn for the quarter would have been $186.1 million excluding the cash paid for acquisitions.

Guidance
The company has issued 2022 annual revenue guidance of year-over-year revenue growth of 40 percent, or approximately $640 million. New guidance categories for 2022 include gross margin and cash burn measures. Gross margin for 2022 is expected to be between 42-45 percent with cash burn, including cash used for acquisition-related activities, expected to be in the range of $600-$650 million in 2022, a more than $200 million year-over-year reduction.
Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call, please register at the link below:

https://conferencingportals.com/event/DqFqYhVe

Upon registering, each participant will be provided with call details and a conference ID.

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.
About Invitae
Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.
Safe Harbor Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's beliefs regarding its vision and that its results evidence its belief that it is ushering in the era of genomic health management; the company’s future financial and operating results, including guidance for 2022, and the drivers of future financial results; the company’s beliefs regarding the momentum in its business and the drivers of that momentum; the company’s expectations regarding future growth; the company’s focus for 2022, and its expectations regarding charting a path toward future operating cash flows; expectations regarding future product introductions and expansions; and the impact and benefits of the company's acquisitions, partnerships and product offerings. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the impact of inflation; the company's ability to continue to grow its business, including internationally; the company's history of losses; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the applicability of clinical results to actual outcomes; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company's business; and the other risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP financial measures
To supplement Invitae's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP operating expense, including non-GAAP research and development, non-GAAP selling and marketing, non-GAAP general and administrative and non-GAAP other income (expense), net, as well as non-GAAP net loss and non-GAAP net loss per share and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends.

Management is excluding from some or all of its non-GAAP operating results (1) amortization of acquired intangible assets, (2) acquisition-related stock-based compensation, (3) post-combination expense related to the acceleration of equity grants or bonus payments in connection with the company's acquisitions, (4) adjustments to the fair value of acquisition-related assets and/or liabilities, including contingent consideration and (5) acquisition-related income tax benefits. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company's public disclosures.

Cash burn excludes (1) changes in marketable securities, (2) cash received from equity or debt financings and (3) cash received from exercises of warrants. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company's operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.
In addition, other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$923,250	$124,794
Marketable securities	122,121	229,186
Accounts receivable	66,227	47,722
Inventory	33,516	32,030
Prepaid expenses and other current assets	33,691	20,200
Total current assets	1,178,805	453,932
Property and equipment, net	114,714	66,102
Operating lease assets	121,169	45,109
Restricted cash	10,275	6,686
Intangible assets, net	1,187,994	981,845
Goodwill	2,283,059	1,863,623
Other assets	23,551	13,188
Total assets	$4,919,567	$3,430,485
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,127	$25,203
Accrued liabilities	106,453	86,058
Operating lease obligation	12,359	8,789
Finance lease obligation	4,156	1,695
Total current liabilities	144,095	121,745
Operating lease obligation, net of current portion	124,369	48,357
Finance lease obligation, net of current portion	5,683	3,123
Debt	113,391	104,449
Convertible senior notes, net	1,464,138	283,724
Deferred tax liability	51,696	51,538
Other long-term liabilities	37,797	841,256
Total liabilities	1,941,169	1,454,192
Stockholders’ equity:
Common stock	23	19
Accumulated other comprehensive (loss) income	(7)	1
Additional paid-in capital	4,701,230	3,337,120
Accumulated deficit	(1,722,848)	(1,360,847)
Total stockholders’ equity	2,978,398	1,976,293
Total liabilities and stockholders’ equity	$4,919,567	$3,430,485

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Test revenue	$121,624	$96,807	$444,072	$272,310
Other revenue	4,497	3,624	16,377	7,288
Total revenue	126,121	100,431	460,449	279,598
Cost of revenue	96,106	68,258	348,669	198,275
Research and development	131,764	72,172	416,087	240,605
Selling and marketing	62,205	48,877	225,910	168,317
General and administrative	50,430	192,290	248,070	270,029
Change in fair value of contingent consideration	190	50,317	(386,646)	54,544
Total costs and operating expenses	340,695	431,914	852,090	931,770
Loss from operations	(214,574)	(331,483)	(391,641)	(652,172)
Other income (expense), net	15,832	167	25,678	(32,332)
Interest expense	(14,031)	(12,522)	(49,900)	(29,766)
Net loss before taxes	(212,773)	(343,838)	(415,863)	(714,270)
Income tax benefit	(7,649)	(109,500)	(36,857)	(112,100)
Net loss	$(205,124)	$(234,338)	$(379,006)	$(602,170)
Net loss per share, basic and diluted	$(0.90)	$(1.30)	$(1.80)	$(4.47)
Shares used in computing net loss per share, basic and diluted	226,849	179,860	210,946	134,587

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(379,006)	$(602,170)	$(241,965)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80,472	39,050	16,206
Stock-based compensation	180,075	158,747	75,948
Amortization of debt discount and issuance costs	14,226	17,204	4,416
Remeasurements of liabilities associated with business combinations	(411,842)	92,348	—
Benefit from income taxes	(36,857)	(112,100)	(18,450)
Debt extinguishment costs	—	—	8,926
Post-combination expense for acceleration of unvested equity and deferred stock compensation	9,530	91,021	—
Amortization of premiums and discounts on investment securities	6,221	1,236	(296)
Other	4,983	189	1,391
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(16,696)	(2,814)	(6,131)
Inventory	(1,486)	(7,832)	1,645
Prepaid expenses and other current assets	(14,563)	(2,010)	(6,624)
Other assets	(3,274)	895	2,026
Accounts payable	(9,258)	10,186	1,558
Accrued expenses and other long-term liabilities	17,660	17,548	16,297
Net cash used in operating activities	(559,815)	(298,502)	(145,053)
Cash flows from investing activities:
Purchases of marketable securities	(325,957)	(280,258)	(260,917)
Proceeds from sales of marketable securities	—	12,832	—
Proceeds from maturities of marketable securities	425,293	277,487	34,500
Acquisition of businesses, net of cash acquired	(247,396)	(383,753)	(33,846)
Purchases of property and equipment	(54,720)	(22,865)	(20,047)
Other	(1,300)	(4,026)	—
Net cash used in investing activities	(204,080)	(400,583)	(280,310)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	434,263	263,688	204,024
Proceeds from issuance of common stock	23,767	284,203	9,470
Proceeds from issuance of convertible senior notes, net	1,116,427	—	339,900
Proceeds from issuance of debt, net	—	129,214	—
Payments of debt extinguishment costs	—	—	(10,638)
Loan payments	—	—	(75,000)
Finance lease principal payments	(3,759)	(2,655)	(2,075)
Other	(4,758)	(1,457)	(910)
Net cash provided by financing activities	1,565,940	672,993	464,771
Net increase (decrease) in cash, cash equivalents and restricted cash	802,045	(26,092)	39,408
Cash, cash equivalents and restricted cash at beginning of period	131,480	157,572	118,164
Cash, cash equivalents and restricted cash at end of period	$933,525	$131,480	$157,572

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$96,106	$68,258	$348,669	$198,275
Amortization of acquired intangible assets	(15,392)	(9,805)	(49,970)	(21,943)
Acquisition-related stock-based compensation	(141)	(1,954)	(2,461)	(1,954)
Acquisition-related post-combination expense	(479)	—	(1,058)	—
Fair value adjustments to acquisition-related assets	—	(1,574)	(3,148)	(1,574)
Non-GAAP cost of revenue	$80,094	$54,925	$292,032	$172,804

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$126,121	$100,431	$460,449	$279,598
Cost of revenue	96,106	68,258	348,669	198,275
Gross profit	30,015	32,173	111,780	81,323
Amortization of acquired intangible assets - cost of revenue	15,392	9,805	49,970	21,943
Acquisition-related stock-based compensation	141	1,954	2,461	1,954
Acquisition-related post-combination expense	479	—	1,058	—
Fair value adjustments to acquisition-related assets	—	1,574	3,148	1,574
Non-GAAP gross profit	$46,027	$45,506	$168,417	$106,794

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Research and development	$131,764	$72,172	$416,087	$240,605
Amortization of acquired intangible assets	(529)	(470)	(2,117)	(820)
Acquisition-related stock-based compensation	(23,703)	(16,204)	(44,406)	(68,215)
Acquisition-related post-combination expense	(2,607)	(60)	(6,056)	(120)
Non-GAAP research and development	$104,925	$55,438	$363,508	$171,450

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Selling and marketing	$62,205	$48,877	$225,910	$168,317
Amortization of acquired intangible assets	(1,686)	(1,536)	(6,748)	(3,868)
Acquisition-related stock-based compensation	—	(3,155)	(2,696)	(3,155)
Acquisition-related post-combination expense	—	(40)	(38)	(80)
Non-GAAP selling and marketing	$60,519	$44,146	$216,428	$161,214

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
General and administrative	$50,430	$192,290	$248,070	$270,029
Amortization of acquired intangible assets	—	—	—	(10)
Acquisition-related stock-based compensation	(32)	(20,147)	(21,293)	(20,147)
Acquisition-related post-combination expense	(165)	(125,842)	(35,628)	(126,342)
Non-GAAP general and administrative	$50,233	$46,301	$191,149	$123,530

Reconciliation of Operating Expense to Non-GAAP Operating Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Research and development	$131,764	$72,172	$416,087	$240,605
Selling and marketing	62,205	48,877	225,910	168,317
General and administrative	50,430	192,290	248,070	270,029
Change in fair value of contingent consideration	190	50,317	(386,646)	54,544
Operating expense	244,589	363,656	503,421	733,495
Amortization of acquired intangible assets	(2,215)	(2,006)	(8,865)	(4,698)
Acquisition-related stock-based compensation	(23,735)	(39,506)	(68,395)	(91,517)
Acquisition-related post-combination expense	(2,772)	(125,942)	(41,722)	(126,542)
Fair value adjustments to acquisition-related liabilities	(190)	(50,317)	386,646	(54,645)
Non-GAAP operating expense	$215,677	$145,885	$771,085	$456,093

INVITAE CORPORATION

Reconciliation of Other Income (Expense), Net to Non-GAAP Other Income (Expense), Net
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Other income (expense), net	$15,832	$167	$25,678	$(32,332)
Fair value adjustments to acquisition-related liabilities	(16,017)	(410)	(25,196)	37,527
Non-GAAP other (expense) income, net	$(185)	$(243)	$482	$5,195

Reconciliation of Net Loss to Non-GAAP Net Loss And Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(205,124)	$(234,338)	$(379,006)	$(602,170)
Amortization of acquired intangible assets	17,607	11,811	58,835	26,641
Acquisition-related stock-based compensation	23,876	41,460	70,856	93,471
Acquisition-related post-combination expense	3,251	125,942	42,780	126,542
Fair value adjustments to acquisition-related assets and liabilities	(15,827)	51,481	(408,694)	93,746
Acquisition-related income tax benefit	(8,480)	(109,500)	(39,087)	(112,100)
Non-GAAP net loss	$(184,697)	$(113,144)	$(654,316)	$(373,870)

Net loss per share, basic and diluted	$(0.90)	$(1.30)	$(1.80)	$(4.47)
Non-GAAP net loss per share, basic and diluted	$(0.81)	$(0.63)	$(3.10)	$(2.78)
Shares used in computing net loss per share, basic and diluted	226,849	179,860	210,946	134,587

INVITAE CORPORATION

Reconciliation of Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
TABLE11	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net cash used in operating activities	$(89,520)	$(129,325)	$(165,052)	$(175,918)	$(559,815)
Net cash (used in) provided by investing activities	(273,558)	(80,701)	(20,324)	170,503	(204,080)
Net cash provided by (used in) financing activities	436,091	1,123,553	(735)	7,031	1,565,940
Net increase (decrease) in cash, cash equivalents and restricted cash	73,013	913,527	(186,111)	1,616	802,045
Adjustments:
Net changes in investments	249,694	(51,475)	(100,305)	(197,250)	(99,336)
Proceeds from public offering of common stock, net of issuance costs	(434,263)	—	—	—	(434,263)
Proceeds from issuance of convertible senior notes, net	—	(1,116,850)	423	—	(1,116,427)
Proceeds from exercises of warrants	(790)	(452)	—	—	(1,242)
Cash burn	$(112,346)	$(255,250)	$(285,993)	$(195,634)	$(849,223)

• Cash burn for the three months ended December 31, 2021 includes $9.5 million cash paid for acquisitions, primarily related to the cash paid to acquire Stratify Genomics, Inc.
• Cash burn for the three months ended September 30, 2021 includes $134.6 million of cash paid for acquisitions, primarily related to the cash paid to acquire Medneon and Ciitizen, and $3.3 million in acquisition-related transaction costs.
• Cash burn for the three months ended June 30, 2021 includes $120.1 million of cash paid for acquisitions, primarily related to the cash paid to acquire Genosity.
• Cash burn for the three months ended March 31, 2021 includes $17.7 million of cash paid for acquisitions, primarily related to the cash paid to acquire One Codex.

Contact for Invitae:
Jack Finks
ir@invitae.com